                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          NEWVISION TECHNOLOGY, INC.


     The undersigned, for the purposes of restating, integrating and amending the provisions of the Certificate of Incorporation of NewVision Technology, Inc. originally filed with the office of the Secretary of State of the State of Delaware on November 2, 1992, hereby certifies, in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, that:

     FIRST: The name of the corporation is NewVision Technology, Inc. (hereinafter referred to as the "Corporation").

     SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law or any successor statute.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 25,000,000 shares, divided into two classes, consisting of:

     20,000,000 shares of Common Stock, par value one cent ($0.01) per share (the "Common Stock"); and

     5,000,000 shares of Preferred stock, par value one cent ($0.01) per share (the "Undesignated Preferred Stock").

     FIFTH: The following is a statement of the designations, powers, preferences and rights, and qualifications, limitations or restrictions of the Common Stock and the Preferred Stock:

                           SECTION 1 - Common Stock

     All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

     1.1. Voting Rights. The holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, except as otherwise required by law. There shall be no cumulative voting.

     1.2 Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors, subject to any provisions of this Restated Certificate of Incorporation, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder.

     1.3 Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled, subject to the rights and preferences, if any, of any shares of Preferred Stock authorized and issued hereunder, to share, ratably according to the number of shares of Common Stock held by them, in the remaining assets of the Corporation available for distribution to its stockholders.

                   SECTION 2 - Undesignated Preferred Stock

     The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Undesignated Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Undesignated Preferred Stock may be increased by the affirmative vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock then outstanding, subject in any event to the provisions of Article ELEVENTH of this Restated Certificate of Incorporation.

     SIXTH: The Corporation is to have perpetual existence.

     SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the By-Laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     B. The directors of the Corporation need not be elected by written ballot unless the

By-Laws so provide.

     C. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only (i) at a duly called annual or special meeting of stockholders of the Corporation and not by the written consent of stockholders.

     EIGHTH: A. Subject to the rights of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

     B. The Board of Directors of the Corporation shall divide the directors into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1994 annual meeting of stockholders or any special meeting in lieu thereof, the term of office of the second class to expire at the 1995 annual meeting of stockholders or any special meeting in lieu thereof, and the term of office of the third class to expire at the 1996 annual meeting of stockholders or any special meeting in lieu thereof. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

     C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors,
(i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, retirement, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of

Directors until the vacancy is filled.

     D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

     E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time (i) for cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class or (ii) without cause by the affirmative vote of the holders of at least sixty six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. As used in this Article Eighth, "cause" shall mean only (i) conviction of a felony,
(ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of an action which constitutes intentional misconduct or
(v) a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

     NINTH: The Board of Directors is expressly empowered to adopt, amend or repeal the By-Laws of the Corporation. Any adoption, amendment or repeal of the By-Laws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation; provided that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the By-Laws of the Corporation.

     TENTH:

          1. To the fullest extent permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion.

          2. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Tenth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          3. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article Tenth.

          4. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Tenth shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the Board of Directors, pursuant to the last sentence of Paragraph 1 of this Article Tenth, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the Board of Directors in its sole discretion.

     ELEVENTH: To the fullest extent permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article Eleventh by the stockholders of the Corporation only shall be applied prospectively, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the personal liability of a director of the Corporation existing immediately prior to such repeal or modification.


     TWELFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     THIRTEENTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of shares of voting stock of this Corporation representing at least sixty six and two-thirds percent (66-2/3%) of all of the then outstanding shares of voting stock of this Corporation shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article Fourth or (ii) amend or repeal, or adopt any provision inconsistent with,
Section 2 of Article Fifth, Articles Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth and this Article Thirteenth of this Restated Certificate of Incorporation.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates, integrates and amends the provisions of the Certificate of Incorporation of the Corporation, has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, has been executed by its President and attested by its

Secretary, this 10th day of May, 1994.

                                      NEWVISION TECHNOLOGY, INC.


                                      By: /s/ William G. McLendon
                                             William G. McLendon,
                                             President

Attest:


 /s/ Lillian M. Boyle
Lillian M. Boyle, Secretary

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/10/1995
                                                             950233720 - 2314683

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                          SIGHT RESOURCE CORPORATION

                                     INTO

                          NEWVISION TECHNOLOGY, INC.


     NewVision Technology, Inc., a corporation organized and existing under the laws of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST:    That the Corporation owns all of the outstanding shares of capital stock of Sight Resource Corporation, a Delaware corporation incorporated on the 18th day of September, 1995 pursuant to the General Corporation Law of the State of Delaware (the "Subsidiary").

     SECOND:   That the corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 18th day of September, 1995, determined to and did merge into itself the Subsidiary by adopting the following resolutions:

     RESOLVED that NewVision Technology, Inc. merge, and it hereby does merge, into itself the Subsidiary and assumes all of its obligations.

     RESOLVED that said merger shall become effective upon the filing of a Certificate of Ownership and Merger with the secretary of State of the State of Delaware.

     RESOLVED that upon effectiveness of said merger, the name of NewVision Technology, Inc. shall be changed to sight Resource Corporation and Article First of the Restated Certificate of Incorporation of NewVision Technology, Inc., as heretofore amended (the "Restated Certificate of Incorporation"), shall be amended to read as follows:

               "FIRST. The name of the Corporation is Sight Resource Corporation (hereinafter referred to as the "Corporation")."

     RESOLVED that except for the foregoing amendment to Article First, the Restated Certificate of Incorporation shall remain unchanged by the merger and in full force and effect until further amended in accordance with the Delaware General Corporation Law.

     RESOLVED that the proper officers of the Corporation be, and they hereby are, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to so merge the Subsidiary and to assume its obligations, and to so change the name of NewVision Technology, Inc., and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy recorded in the office of the Recorder of Deeds of Kent County and to do all acts and things whatsoever, whether within or without the State of Delaware, that may be necessary or proper to effect said merger and change of name.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its president, this 29th day of September, 1995.

                                                   NEWVISION TECHNOLOGY, INC.


                                                   By: /s/ William G. McLendon
                                                       ------------------------
                                                   Name:  William G. McLendon
                                                   Title: President

                          CERTIFICATE OF DESIGNATION

                                      of

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                      of

                          SIGHT RESOURCE CORPORATION
                _______________________________________________

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                ________________________________________________



          SIGHT RESOURCE CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by
 -----------
the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on May 2, 1997:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of
                                                                --------
Directors" or the "Board") in accordance with the provisions of the Restated
---------          -----
Certificate of Incorporation of the Corporation (the "Restated Certificate of
                                                      -----------------------
Incorporation"), the Board of Directors hereby creates a series of Preferred
-------------
Stock, par value $0.01 per share (the "Preferred Stock"), of the Corporation and
                                       ---------------
hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

          Section 1.  Designation and Amount. The shares of this series shall be
                      ----------------------
designated as "Series A Junior Participating Preferred Stock" (the "Series A
                                                                    --------
Preferred Stock") and the number of shares constituting the Series A Preferred
---------------
Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce
                                      --------
the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

          Section 2.  Dividends and Distributions.
                      ---------------------------

                (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend
 -------------------------------
Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation
                                              ------------
or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

                (C) Dividends due pursuant to paragraph (A) of this Section shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3.  Voting Rights. The holders of shares of Series A Preferred
                      -------------
Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided the Restated Certificate of Incorporation, including any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C) Except as set forth herein, or as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  Certain Restrictions.
                      --------------------

               (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                      (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                      (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                      (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock.

               (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.  Reacquired Shares. Any shares of Series A Preferred Stock
                      -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in the Restated Certificate of Incorporation, including any Certificate of Designations creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

          Section 6.  Liquidation, Dissolution or Winding Up. Upon any
                      --------------------------------------
liquidation, dissolution or winding up of the Corporation the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7.  Consolidation, Merger, etc. In case the Corporation shall
                      ---------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property

(payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8.  Amendment. The Restated Certificate of Incorporation shall
                      ---------
not be amended in any manner, including in a merger or consolidation, which would alter, change, or repeal the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          Section 9.  Rank.  The Series A Preferred Stock shall rank, with
                      ----
respect to the payment of dividends and upon liquidation, dissolution and winding up, junior to all series of Preferred Stock.

          IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President this 8th day of May, 1997.



                               By: /s/ William G. McLendon
                               ---------------------------
                               William G. McLendon
                               President

                    CERTIFICATE OF DESIGNATION, PREFERENCES,
                                 AND RIGHTS OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                           SIGHT RESOURCE CORPORATION


     SIGHT RESOURCE CORPORATION, a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

     That, pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code, the Board of Directors, at a meeting of its members held on September 2, 1997, adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of one million four hundred fifty two thousand one hundred nineteen (1,452,119) shares of the Corporation's Preferred Stock, par value $.01 per share, which resolution is as follows:

     RESOLVED: That pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board hereby designates a series of Preferred Stock of the Corporation, par value $.01 per share (the "Preferred Stock"), consisting of 1,452,119 shares of the authorized unissued Preferred Stock, as Series B Convertible Preferred Stock (the "Series B Preferred"), and hereby fixes such designation and number of shares, and the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof as set forth below, and that the officers of the Corporation, and each acting singly, are hereby authorized, empowered and directed to file with the Secretary of State of the State of Delaware a Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock, as such officer or officers shall deem necessary or advisable to carry out the purposes of this Resolution.

Series B Convertible Preferred Stock.  The preferences, privileges and
------------------------------------
restrictions granted to or imposed upon the Corporation's Series B Convertible Preferred Stock, par value $.01 per share, or the holders thereof, are as follows:

     1.  Designation and Amount.  The shares of such series shall be designated
         ----------------------
as "Series B Convertible Preferred Stock" (the "Series B Preferred") and the number of shares constituting the Series B Preferred shall be one million four hundred fifty two thousand one hundred nineteen (1,452,119). Such number of shares may be increased or decreased by resolution of the Board of Directors, provided, however, that no decrease shall reduce the number of shares of Series B Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation and convertible into Series B Preferred.

     2.   Dividends and Distributions.
          ---------------------------

          2.1  Preferred Stock Dividends.  Subject to the provisions of law and
               -------------------------
this Certificate of Incorporation, the holders of shares of Series B Preferred, in preference to the holders of shares of Common Stock and of any other capital stock of the Corporation ranking junior to the Series B Preferred as to payment of dividends, shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the annual rate of ten percent (10%) times the Liquidation Preference, as defined in Section 3.1, commencing on and after the third anniversary of the date of original issuance of each share of Series B Preferred and thereafter such dividends on the Series B Preferred shall accrue daily and shall be payable quarterly in arrears in cash or in additional shares of Series B Preferred, at the holder's option. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly period during which shares are outstanding shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period in which payable. The number of shares of Series B Preferred issuable in payment of any dividends shall be calculated by dividing the cumulative dividends then payable by the Liquidation Preference. No dividends shall accrue or be payable prior to the third anniversary of the date of original issuance of each share of Series B Preferred.

          2.2  Dividend Restrictions.  Unless all accrued dividends on the
               ---------------------
Series B Preferred pursuant to this Section 2 shall have been paid or declared and a sum sufficient for the payment thereof set apart, no dividend shall be paid or declared, and no distribution shall be made on any Common Stock or any class or series of capital stock ranking junior to the Series B Preferred. If dividends are declared with respect to the Common Stock or any class or series of capital stock ranking junior to the Series B Preferred and the foregoing condition is satisfied, then holders of Series B Preferred shall be entitled to receive a dividend equivalent to that which would have been payable had the Series B Preferred been converted into shares of Common Stock immediately prior to the record date for payment of the dividends on the Common Stock. No dividends or other distributions shall be authorized, declared, paid or set apart for payment on any class or series of the Corporation's stock heretofore or hereafter issued ranking, as to dividends, on a parity with or junior to the Series B Preferred for any period unless full cumulative dividends have been, or contemporaneously are, authorized, declared, paid or set apart in trust for such payment on the Series B Preferred.

     3.   Liquidation, Dissolution or Winding-Up.
          --------------------------------------

          3.1  Series B Preferred Preference.  In the event of any voluntary or
               -----------------------------
involuntary liquidation, dissolution or winding-up of the Corporation, after payment of all amounts owing to holders of capital stock ranking senior to the Series B Preferred, the holders of shares of Series B Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of the Common Stock or any class or series of capital stock ranking junior to the Series B Preferred by reason of their ownership thereof, an amount equal to $3.50 per share (the "Liquidation Preference") of Series B Preferred (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event affecting such shares) plus all accrued but unpaid dividends, if any, to the date of winding up, whether or not declared, on the Series B Preferred.

       If upon such liquidation, distribution or winding-up of the Company, whether voluntary or involuntary, the assets to be distributed are insufficient to permit payment in full to the holders of Series B Preferred, then the entire assets of the Corporation to be distributed, after distribution to capital stock ranking senior to the Series B Preferred, shall be distributed ratably among the holders of Series B Preferred.

          3.2  Remaining Liquidating Distribution.  After payment has been made
               ----------------------------------
in full pursuant to Section 3.1 above, and to holders of capital stock of the Corporation ranking senior to the Series B Preferred, or the Corporation shall have set aside funds sufficient for such payments in trust for the account of such holders so as to be available for such payment, all remaining assets available for distribution (after payment or provision for payment of all debts and liabilities of the Corporation) shall be distributed to the respective holders of any capital stock ranking junior to the Series B Preferred but senior to the Common Stock ratably in proportion to the number of shares of such stock they then hold, if any such stock is then outstanding, and thereafter to the respective holders of the Common Stock ratably in proportion to the number of shares of Common Stock they then hold.

          3.3  Other Distributions.  The amount deemed distributed to the
               -------------------
holders of Series B Preferred upon any liquidation, dissolution, or winding-up shall be the cash or the fair market value of the property, rights, or securities distributed to such holders by the acquiring person, firm, or other entity. The value of such property, rights, or other securities shall be determined in good faith by the Board of Directors of the Corporation.

     4.   Voting Rights.  Except as otherwise required by law or, with respect
          -------------
to any series of Preferred Stock, as otherwise provided by the Board of Directors, the holders of the Series B Preferred shall have the following respective voting rights:

          4.1  Series B Preferred Voting Rights.  Each holder of shares of
               --------------------------------
Series B Preferred shall be entitled to notice of any stockholders' meeting and to vote on any matters on which the Common Stock may be voted. Each share of Series Preferred shall be entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Series B Preferred is then convertible (as adjusted from time to time in the manner set forth herein). Unless otherwise required by law, holders of Series B Preferred shall vote together with holders of Common Stock as a single class on all matters submitted to a vote of the Company's stockholders.

          4.2  Series B Director Representation.  Commencing on the date of
               ---------------------------------
issuance of
the Series B Preferred, the holders of Series B Preferred, voting as a separate class, shall have the right to elect one director to the Board of Directors of the Corporation (the "Series B Director"). Commencing on the earlier to occur of
(i) a vacancy on the Board of Directors due to the resignation, death, retirement or non-election of any member other than the Series B Director, or
(ii) the date of the Corporation's 1998 annual meeting of stockholders, the holders of Series B Preferred, voting as a separate class, shall have the right to elect a second member of the Board of Directors of the Corporation. Thereafter, the holders of Series B Preferred shall have the right, voting as a separate class, to elect two members of the Board of Directors of the Corporation (including the Series B Director) until such time as at least one-half but less than all of the outstanding shares of Series B Preferred have been redeemed, repurchased, retired or converted into shares of Common Stock of the Corporation, in which case the holders of Series B Preferred shall have the right, voting as a separate class, to elect only one member to the Board of Directors of the Corporation until such time as all of the outstanding shares of Series B Preferred have been redeemed, repurchased, retired or converted into shares of Common Stock of the Corporation. In the event that the Corporation is unable to provide the holders of the Series B Preferred with the foregoing right to elect two members to the Board of Directors on or before May 31, 1998, then thereafter and until such right is provided by the Corporation, the holders of Class B Preferred shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the annual rate of twelve percent (12%) times the Liquidation Preference.

          4.3  Matters Requiring Class Vote.  So long as any shares of Series B
               ----------------------------
Preferred are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred given in writing or by a vote at a meeting, consenting or voting (as the case may be) as a single class:

               (a) create, authorize or issue any shares of any other security or class of stock ranking senior to, or pari passu with, the Series B Preferred with respect to dividend rights, liquidation preference or otherwise;

               (b) amend, alter or repeal, whether by merger, consolidation or otherwise, the Certificate of Incorporation or By-Laws of the Corporation, if such amendment, alteration or repeal adversely affects the powers, preferences or special rights of the Series B Preferred;

               (c) redeem any security ranking junior to the Series B Preferred for cash, stock or other consideration of any kind (other than the redemption, pursuant to that certain Rights Agreement between the Corporation and American Stock Transfer & Trust Company, of the Rights issued thereby and as defined therein);

               (d) enter into any transaction with any officer, director, employee or affiliate of the Corporation or any relative thereof, other than a transaction in the ordinary course of the Corporation's business, and on terms and conditions at least as favorable to the Corporation as could be negotiated with a third party; or

              (e) increase the size of the Board of Directors of the Corporation (except as contemplated hereunder).

     5.  Conversion of Series B Preferred.  The holders of Series B Preferred
         --------------------------------
and the Corporation shall have conversion rights as follows (the "Series B Conversion Rights"):

         5.1  Right of Holder to Convert Series B Preferred.  Each issued and
              ---------------------------------------------
outstanding share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing $3.50 by the Series B Conversion Price (as defined below) in effect at the time of conversion. The "Series B Conversion Price" at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred shall initially be $3.50 per share. Such initial Series B Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Series B Preferred is convertible) as herein provided.

         5.2  Fractional Shares.  No fractional shares of Common Stock shall be
              -----------------
issued upon conversion of the Series B Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the then effective Series B Conversion Price (rounded to the nearest whole cent).

         5.3  Mechanics of Conversion.
              -----------------------

              (a) In order for a holder of Series B Preferred to convert shares of Series B Preferred into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred, at the office of the transfer agent for the Series B Preferred (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and the number of shares of Series B Preferred to be converted. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "Conversion Date") and the conversion shall be deemed effective as of the close of business on the Conversion Date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series B Preferred, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. In case the number of Series B Preferred represented by the certificate or certificates surrendered pursuant to Section 5.1 exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Preferred represented by such certificate or certificates surrendered but not converted.

               (b) The Corporation shall at all times when the Series B Preferred shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred. Before taking any action that would cause an adjustment reducing the Series B Conversion Price below the then-existing par value of the shares of Common Stock issuable upon conversion of the Series B Preferred, the Corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series B Conversion Price.

               (c) Upon any such conversion, no adjustment to the Series B Conversion Price shall be made for any accrued and unpaid dividends on the Series B Preferred surrendered for conversion or on the Common Stock delivered upon conversion.

               (d) All shares of Series B Preferred surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, to vote and to accrual of dividends shall immediately cease and terminate at the close of business on the Conversion Date (except only the right of the holders thereof to receive shares of Common Stock in exchange therefor) and any shares of Series B Preferred so converted shall be retired and canceled and shall not be reissued, and the Corporation from time to time shall take appropriate action to reduce the authorized Preferred Stock accordingly.

          5.4  Adjustments to Series B Conversion Price for Diluting Issues:
               ------------------------------------------------------------

               (a)  Special Definitions.  For the purposes of this Section 5,
                    -------------------
the following definitions shall apply:

               (1)  "Option" means any outstanding right, option or warrant to
                     ------
subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities excluding any rights, warrants and options granted or to be granted by the Corporation or any subsidiary thereof pursuant to any stock option plan or agreement which was adopted by the Board of Directors on or before the date hereof.

               (2)  "Original Issue Date" with respect to the Series B
                     -------------------
Preferred means the date on which any shares of Series B Preferred first were issued.

               (3)   "Convertible Securities" means any evidences of
                      ----------------------
indebtedness, shares (other than Common Stock or Series B Preferred), or other securities directly or indirectly convertible into or exchangeable for Common Stock.

               (4)   "Additional Shares of Common Stock" means, as to the Series
                      ---------------------------------
B Preferred, all shares of Common Stock issued (or, pursuant to Section 5.4(c), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

               (i)   upon conversion of shares of Series B Preferred;

               (ii)  as a dividend or distribution on Preferred Stock;

               (iii) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock;

               (iv) upon the exercise of any right, warrant or option granted or to be granted pursuant to any stock option plan or agreement, as excluded from the definition of "Option" in
                     Section 5.4(a)(1); or

               (v) under a registration statement pursuant to the Securities Act of 1933, as amended, which is declared effective by the Securities and Exchange Commission.

               (5)   "Common Stock Deemed Outstanding" means, at any given time,
                      -------------------------------
the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable at such time upon conversion of Preferred Stock, and any other Convertible Securities then outstanding, plus the number of shares of Common Stock issuable at any time upon the exercise of all then outstanding Options.

               (b)   No Adjustment of Series B Conversion Price. No adjustment
                     ------------------------------------------
shall be made in the Series B Conversion Price as the result of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share determined pursuant to Section 5.4(e) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series B Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock.

               (c)   Issue of Options and Convertible Securities Deemed Issue of
                     -----------------------------------------------------------
Additional Shares of Common Stock. If the Corporation at any time or from time
---------------------------------
to time shall issue any Options or Convertible Securities, or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided, that Additional Shares of Common Stock shall not be deemed to
      --------
have been issued unless the consideration per share determined pursuant to
Section 5.4(e) of such Additional Shares of Common Stock would be less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided, further, that in
                                                              -------
any such case in which Additional Shares of Common Stock are deemed to be issued:

          (1) no further adjustment in the Series B Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

          (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such options or the right of conversion or exchange under such Convertible Securities.

          (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

          (A) In the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

          (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation determined pursuant to Section 5.4(f) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

          (4) no recomputation pursuant to the preceding clauses (2) and (3) shall have the effect of increasing the Series B Conversion Price to an amount that exceeds the lower of (i) the applicable Series B Conversion Price on the original adjustment date, or (ii) the Series B Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such recomputation date;

          (5) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series B Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above; and

          (6) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series B Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Series B Conversion Price shall be adjusted pursuant to this
Section 5.4(c) as of the actual date of their issuance.

          (d)  Stock Dividends, Stock Distributions and Subdivisions. In the
               -----------------------------------------------------
event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

          (1) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

          (2) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

     If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 5.4(d) as of the time of actual payment of such dividend.

               (e)  Adjustment of Conversion Price Upon Certain Events.  If the
                    --------------------------------------------------

Corporation shall issue Additional Shares of Common Stock, including Additional Shares of Common Stock deemed to be issued pursuant to Section 5.4(c) hereof, but excluding Additional Shares of Common Stock issued pursuant to Section 5.4(d), which event is dealt with in Section 5.4(g), without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series B Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Series B Preferred is convertible, to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price by a fraction (x) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Options or Convertible Securities), plus (B) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common stock so issued would purchase at such Conversion Price, and (y) the denominator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Options or Convertible Securities), plus (B) the number of such Additional Shares of Common Stock so issued, provided that the Series B Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amounts so carried forward, shall aggregate $0.05 or more.

               (f)  Determination of Consideration.  For purposes of this
                    ------------------------------
Section 5.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (1)  Cash and Property:  Such consideration shall:
                    -----------------

               (A) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

               (B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

               (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

               (2)  Options and Convertible Securities.  The consideration per
                    ----------------------------------
share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.4(c), relating to Options and Convertible Securities, shall be determined by dividing:

               (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

               (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (g)  Adjustment for Stock Splits, Stock Dividends, Subdivisions,
                    -----------------------------------------------------------
Combinations or Consolidation of Common Stock. In the event the outstanding
---------------------------------------------
shares of Common Stock shall be split, subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, and in the event that the Corporation shall issue shares of Common Stock by way of a stock dividend or other distribution to the holders of Common Stock, the Series B Conversion Price in effect immediately prior to such split, subdivision, stock dividend, combination or consolidation shall, concurrently with the effectiveness of such split, subdivision, stock dividend, combination or consolidation, be increased or decreased proportionately.

          5.5  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Series B Conversion Price pursuant to this
Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that then would be received upon the conversion of Series B Preferred.

          5.6  Notice of Record Date.  In the event that there occurs any of the
               ---------------------
following events:

               (a) the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

               (b) the Corporation subdivides or combines its outstanding shares of Common Stock;

               (c) there occurs or is proposed to occur any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation;

               (d) the involuntary or voluntary liquidation, dissolution, or winding-up of the Corporation; or

               (e)  a Conversion Event (as defined in Section 5.7);

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the Series B Preferred at their addresses as shown on the records of the Corporation or such transfer agent, at least fifteen days prior to the record date specified in (1) below or thirty days before the date specified in (2) below, a notice stating the following information:

               (1) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision, or combination are to be determined, or

               (2) the date on which such reclassification, consolidation, merger, sale, liquidation, dissolution, winding-up or Conversion Event is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, liquidation, dissolution, winding-up or Conversion Event.

          5.7  Right of Corporation to Convert Series B Preferred.
               --------------------------------------------------

               (a) At any time after the date of issuance and at the option of the Corporation, upon fifteen (15) days prior written notice to the holders, all of the issued and outstanding shares of Series B Preferred shall be converted automatically, without the payment of any additional consideration therefor and without any action by any other person or entity, into shares of Common Stock at the then effective Series B Conversion Price, provided that (i) the Average Price Per Share, as defined below, of the Common Stock during the three year period commencing on the Original Issue Date and ending on the third anniversary of the Original Issue Date shall have been equal to or greater than $7.00, or (ii) the Average Price Per Share at any time following the third anniversary of the Original Issue Date shall have been equal to or greater than $9.00 (in each case, a "Conversion Event"). The "Average Price Per Share" shall mean the quotient derived by calculating a fraction (y) the numerator of which is the sum of the closing prices of the Common Stock as provided on the NASDAQ Stock Market, Inc. (or, if the Common Stock is then traded on any other exchange, the closing prices on such other exchange) during any period of thirty (30) consecutive trading days, and (z) the denominator of which is thirty (30).

                    Notwithstanding the foregoing, with respect to the condition regarding the $7.00 minimum stock price set forth in subsection (a)(i) of
Section 5.7 hereof (the "Minimum Price Condition"), a Conversion Event shall be deemed not to have occurred unless a person reasonably satisfactory to the Purchaser, as defined in that certain Series B Convertible Preferred Stock Purchase Agreement, dated October 9, 1997, has been employed by the Company as its President (the "Employment Condition"). Therefore, if the Employment Condition has been satisfied at the time that the Minimum Price Condition is satisfied, then the Conversion Event shall be deemed to have occurred on the date that such Minimum Price Condition is satisfied; if the Employment Condition has not been satisfied at the time that the Minimum Price Condition is satisfied, then the Conversion Event shall be deemed to have been postponed until the date that the Employment Condition is satisfied.

               (b) On or after the date of occurrence of an Conversion Event, and in any event within twenty (20) days after receipt of notice, by mail, postage prepaid from the Corporation of the occurrence of such event, each holder of record of shares of Series B Preferred being converted shall surrender such holder's certificates evidencing such shares at the principal office of the Corporation or at such other place as the Corporation shall designate, and shall thereupon be entitled to receive certificates evidencing the number of shares of Common Stock into which such shares of Series B Preferred are automatically converted and cash as provided in Section 5.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. On the date of the occurrence of a Conversion Event, each holder of record of shares of Series B Preferred shall be deemed to be the holder of record of the Common Stock issuable upon such conversion and all shares of Series B Preferred shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, to vote and to accrual of dividends shall immediately cease and terminate at the close of business on the Conversion Date (except only the right of the holders thereof to receive shares of Common Stock in exchange therefor), notwithstanding that the certificates representing such shares of Series B Preferred shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Series B Preferred, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

               (c) All certificates evidencing shares of Series B Preferred that are required to be surrendered for automatic conversion in accordance with the provisions hereof, from and after the date such certificates are so required to be surrendered shall be deemed to have been retired and canceled and the shares of Series B Preferred represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation from time to time thereafter shall take appropriate action to reduce the authorized Preferred Stock accordingly.

          5.8  Reorganization, Reclassification, Recapitalization,
               ---------------------------------------------------
Consolidation, Merger or Sale.  If any capital reorganization, reclassification
-----------------------------
or recapitalization of the capital stock of the Corporation, or consolidation or merger of the Corporation, or sales of all or substantially all of its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, recapitalization, consolidation, sale or merger, lawful and adequate provisions shall be made whereby each holder of Series B Preferred shall thereupon have the right and option to receive, upon the basis and upon the terms and conditions specified herein and in lieu of conversion of the Series B Preferred into Common Stock, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock as would have been received upon conversion of the Series B Preferred at the Series B Conversion Price then in effect immediately before such reorganization, reclassification, recapitalization, consolidation, sale or merger, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders to the end that the provisions hereof (including without limitation provisions for adjustments of the applicable Series B Conversion Price) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities delivered to holders in connection with such reorganization, reclassification, recapitalization, consolidation, sale or merger. Prior to the consummation of any consolidation or merger or sale of assets of the Corporation, the successor corporation resulting from such consolidation or merger, or the purchaser of such assets, shall agree in writing to be bound by the provisions hereof.

     6.   Reacquired Shares.  Any shares of Series B Preferred converted,
          -----------------
redeemed, purchased, or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and shall not be reissued and the Corporation from time to time shall take such action as may be necessary to reduce the authorized Series B Preferred accordingly.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by and attested by its duly authorized officers this 24th day of November, 1997.

                                          SIGHT RESOURCE CORPORATION


                                          By: /s/ William G. McLendon
                                             -----------------------------------
                                             William G. McLendon
                                             President

     ATTEST:

     /s/ Alan MacDonald
     ------------------
     Secretary

     Alan MacDonald

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/20/2001
                                                             010351417 - 2314683

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          SIGHT RESOURCE CORPORATION

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Sight Resource Corporation.

     2. The date of filing of the original Certificate of Incorporation is under the name NewVision Technology, Inc. was November 2, 1992. Thereafter the following documents were filed: (1) a Restated Certificate filed on May 10, 1994; (2) a Certificate of Ownership filed on October 10, 1995 to change the name of the Corporation to Sight Resource Corporation; (3) a Certificate of Designation filed on May 12, 1997; and (4) a Certificate of Designation filed on November 24, 1997.

     2. The Restated Certificate of Incorporation is hereby amended by deleting the first paragraph of Article FOURTH thereof and by substituting the following in lieu thereof:

     "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 50,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share ("Undesignated Preferred Stock")."

     3. At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the holders of outstanding shares of the corporation having no less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, authorized the adoption of the aforesaid amendments upon notice duly given.

     4. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed this 20th day of July, 2001.

                                      /s/ Carene S. Kunkler
                                      -----------------------
                                      Carene S. Kunkler
                                      President and Chief Executive Officer